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                                                                    Exhibit 10 L

                       CARPENTER TECHNOLOGY CORPORATION

                  STOCK-BASED INCENTIVE COMPENSATION PLAN FOR
                          OFFICERS AND KEY EMPLOYEES

                Adopted June 22, 1993, Restated June 27, 1996,
                      And as last Amended April 26, 2001


1.   Background and Purpose.

          The Plan was previously adopted on June 22, 1993 and its purposes were to attract, retain and motivate key employees of Carpenter Technology Corporation and its wholly owned subsidiaries, to encourage stock ownership by such employees by providing them with a means to acquire a proprietary interest or to increase their proprietary interest in the success of Carpenter Technology Corporation and its subsidiaries and to provide a greater community of interest between such employees and the stockholders of Carpenter Technology Corporation. For purposes of this Plan, Carpenter Technology Corporation and each subsidiary described in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code") shall be referred to collectively as the "Corporation". The Plan has been amended and restated [in 1996] to create a new category of awards, which are referred to as Performance Units and Performance Shares, with the intention that these awards will be directly related to the Corporation's performance.


2.   Administration.

          The Board of Directors of Carpenter Technology Corporation (the "Board") shall be responsible for the operation of the Plan. The Board is authorized, subject to the provisions of the Plan, from time to time to (i) select employees to receive awards under the Plan, (ii) determine the type and amount of awards to be granted to participants, (iii) determine the terms and conditions of such awards and the terms of agreements entered into with participants, (iv) establish such rules and regulations and to appoint such agents as it deems appropriate for the proper administration of the Plan, and
(v) make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan or the awards granted hereunder as it deems necessary or advisable. Any questions of interpretation determined by the Board shall be final and binding upon all persons. The Board may delegate any or all of these powers to the Human Resources Committee ("Committee") of the Board, consisting of at least two directors, each of whom shall be "non-employee directors" as defined in Rule 16b-3 promulgated by the U.S. Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each of whom shall also be "outside directors" as defined in Treas. Reg. 1.162-27(e)(3). In particular, the Board shall delegate to the Committee all powers with respect to the granting of awards that are intended to comply with the requirements of Rule 16b-3 of the Exchange Act and section 162(m) of the Code that would exempt such awards from being subject to short-swing liability and being subject to the annual limit on the deduction of compensation.

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3.   Participants.

          The class of employees eligible to receive awards under the Plan shall be limited to officers and key employees of the Corporation. Participants in the Plan will consist of such officers or key employees as the Board in its sole discretion may from time to time designate. The Board's designation of a Participant at any time to receive benefits under the Plan shall not obligate it to designate such person to receive benefits at any other time. The Board shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of awards granted hereunder. As used herein, "Participant" shall refer to an employee designated by the Board who has received an award under the Plan. Only the Committee may designate which Participants shall receive awards of Performance Units and Performance Shares under Section 10 of the Plan.


4.   Types of Awards.

          Awards under the Plan will consist of (i) incentive stock options ("ISOs" or individually an "ISO") intended to be options qualifying under
Section 422 of the Code; (ii) non-qualified stock options ("NQSOs" or individually a "NQSO") intended to be non-statutory options not qualifying under
Section 422 or any other section of the Code; (iii) stock appreciation rights ("SARs" or individually a "SAR") intended to provide a participant with the right to receive the increase in the fair market value of a specified number of Shares, as defined in Section 5; (iv) shares of restricted stock ("Restricted Stock") intended to give a participant the right to receive a specified number of Shares without payment upon the occurrence of certain events; and (v) Performance Shares or Performance Units intended to give a participant the right to receive a specified number of Shares or unit equivalencies of Shares without payment when the Corporation attains certain pre-established Performance Goals. The Board may permit or require a participant to defer such participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due such participant resulting from awards granted under the Plan. If any such deferral is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such deferrals.


5.   Shares Reserved Under the Plan.

          Subject to the provisions of Section12, the number of shares of Common Stock of Carpenter Technology Corporation ("Stock") available for awards under this Plan, which may consist of authorized but unissued shares or issued shares reacquired by Carpenter Technology Corporation or a combination thereof, is 1,800,000 (such shares being referred to herein as "Shares") plus previously ungranted shares and lapsed grants that remain from previous shareholder authorizations; provided, however, that in no event shall the cumulative number
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of Shares to be issued as ISOs granted under Section 6 exceed 500,000, nor shall the cumulative number of Shares to be issued as Restricted Stock and Performance Units/Shares granted under Sections 7 and 9 respectively exceed 750,000. If any award granted under this Plan is canceled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a

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related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such award shall be available for award under the Plan.


6.   Options.

          ISOs and NQSOs (collectively "Options") may be granted by the Board from time to time, subject to the following provisions:

          (a) Except as otherwise determined by the Board, each Option granted under this Plan shall become exercisable by a participant only after completion of one year of employment immediately following the date the Option is granted (the "Date of Grant"). Exercise of any or all prior existing Options shall not be required. Each agreement entered into between the participant and the Corporation shall specify (i) when an Option may be exercised, (ii) the terms and conditions applicable thereto, and (iii) whether the Option is an ISO or an NQSO. In no event, however, shall an Option granted under this Plan expire more than ten years from the Date of Grant.

          (b) Each Option shall specify the amount per share a participant must pay to the Corporation to exercise the Option (the "option price"). The option price of an Option shall be determined by the Board but shall not be less than the fair market value of a share of Stock on the Date of Grant. For purposes of this Plan, the term "fair market value" shall mean the closing price of the Stock on the New York Stock Exchange on the date in question, or, in the absence of a closing price on such date, the closing price on the last trading day preceding the Date of Grant, as reflected on the consolidated tape of New York Stock Exchange-Composite Transactions.

          (c) Except as permitted in the immediately following sentence, no Option granted under this Plan may be transferable by the participant except by will or the laws of descent and distribution and no Option may be exercised during the lifetime of a participant except by that participant. Notwithstanding the aforementioned, a NQSO Optionee may transfer a NQSO to his or her spouse, parents, siblings, children or grandchildren (in each case, natural or adopted), any trust for his or her benefit or the benefit of his or her spouse, parents, siblings, children or grandchildren (in each case, natural or adopted) (collectively, a "Permitted Transferee"), or any corporation or partnership in which the direct and beneficial owner of all of the equity interest in such corporation or partnership is such NQSO Optionee or any Permitted Transferee (or any trust for the benefit of such persons).

Unless otherwise provided in the participant's agreement, the following exercise periods will apply in the case of a separation from employment. In the event of the death of the participant more than one year after the Date of Grant and not more than three months after the termination of the participant's employment by the Corporation, an Option may be transferred to the participant's personal representative, heirs or legatees ("transferee") and may be exercised by the transferee before the earlier to occur of the expiration of (i) one year from the date of the death of the participant or (ii) the term of the Option as specified in the agreement with the participant. In the event of a participant's separation from service with the Corporation as a result of Retirement [as defined in Section 9(f) of this Plan] or due to "disability" [within the

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meaning of Section 422(c)(6) of the Code], any outstanding Option will continue to be exercisable during the original term of the grant. If the participant dies within such period (following Retirement or "disability"), a transferee may exercise any unexpired Option before the expiration of the earlier to occur of
(i) or (ii) of this Section 6(c).   In the event of a participant's separation
from service with the Corporation other than by death, disability or Retirement, an Option must be exercised prior to its expiration during the three month period beginning on the last day of employment.

The agreement under which an Option is granted shall set forth the extent to which the participant shall have the right to exercise the Option following termination of the participant's employment. Such provisions shall be determined at the sole discretion of the Board and need not be uniform among all Options issued pursuant to this Section 6, and may reflect distinctions based on the reasons for termination of employment. In any case where the terms governing an Option that is an ISO grant a longer exercise period than that permitted under
Section 422 of the Code, the Option will continue to be exercisable during the remainder of the period as a NQSO.

          (d) Each Option shall be exercisable for the full amount or any part thereof, including a partial exercise from time to time; provided, however, that
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in no event shall ISOs granted to a participant be first exercisable in any one calendar year with respect to Shares having an aggregate fair market value, determined as of the Date of Grant, of more than $100,000. The option price for each exercised Option shall be paid in full at the time of such exercise. The option price may be paid in cash or shares of Stock, the value of which shall be the fair market value on the date of the exercise of the Option, as determined in Section 6(b) of this Plan; provided, however, that any such shares must have
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been held by a participant for a period of at least six months.  An Option may also be exercised by delivery of the Option to a registered broker/dealer with instructions to exercise the Option and sell a sufficient number of the shares of Stock acquired on exercise to pay the option price and, if not previously paid, any required tax withholdings. In any event, the participant may elect to deliver shares of Stock to the Company to allow any minimum tax withholding requirements to be paid on behalf of the participant.

          (e) The Committee may grant Options pursuant to the achievement of Performance Goals, as described in Section 11 of this Plan, and it may impose restrictions upon the vesting and exercise of Options based on the attainment of Performance Goals.


7.   Restricted Stock.

          Restricted Stock may be granted by the Board from time to time, subject to the following provisions:

          (a) The Board shall determine the number of shares of Restricted Stock to be granted to a participant and direct the transfer agent for the Stock that a certificate or certificates representing such number of shares be issued and registered in the participant's name. The certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrance during the period the Restricted Stock is subject to

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forfeiture (such period being referred to herein as the "restriction period")
and deposited, together with a stock power with respect to the transfer thereof executed by the participant and endorsed in blank, with the Treasurer of Carpenter Technology Corporation, to be held in escrow during the restriction period.

          (b) At the Board's discretion, during the restriction period the Board may give participants the right to receive cash payments in amounts equivalent to the dividends from time to time declared and paid in respect of the shares of Restricted Stock. All shares of Restricted Stock will include voting rights during the restriction period.

          (c) The Restricted Stock agreement shall specify the duration of the restriction period and the performance, employment or other conditions under which the Restricted Stock may be forfeited by the participant. At the end of the restriction period, the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Board, and the legend shall be removed and the certificates for such number of shares delivered from escrow to the participant. The Board may, in its sole discretion, modify or accelerate the vesting of shares of Restricted Stock. The participant's required tax withholding on newly vested shares of Restricted Stock may be paid in cash or the participant may elect to have the Company withhold a sufficient number of the vesting shares of Stock to pay any required tax withholdings on behalf of the participant.

          (d) The Restricted Stock agreement shall set forth the extent to which the participant shall have the right to vest in shares of Restricted Stock following termination of the participant's employment. Such provisions shall be determined at the sole discretion of the Board and need not be uniform among all Restricted Stock issued pursuant to this Section 7, and may reflect distinctions based on the reasons for termination of employment.

          (e) The Committee may grant Restricted Stock pursuant to the achievement of Performance Goals, as described in Section 11 of this Plan, and it may impose restrictions upon the vesting of Restricted Stock based on the attainment of Performance Goals.


8.   Limited Authority to Grant Certain Awards.

          The Human Resources Committee may delegate, to Carpenter Technology Corporation's Chief Executive Officer ("C.E.O."), authority to grant awards covering a pre-determined number of shares. Such delegation is limited to the authority to grant NQSOs and Restricted Stock to participants who are not subject to the requirements of Rule 16b-3 of the Exchange Act. The option price of any NQSO shall not be less than the fair market value of a share of Stock on the date such grant is awarded by the C.E.O. The C.E.O. shall report at least annually on the disposition of these shares to the Committee in a form and manner determined by the Committee.

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9.   Stock Appreciation Rights.

          SARs may be granted by the Board from time to time, subject to the following provisions:

          (a) The Board may grant a SAR either in connection with the grant of an Option ("Tandem SAR") or independent of the grant of an Option ("Freestanding SAR"). Each Tandem SAR shall be exercisable only with the exercise and surrender of the related Option or portion thereof and shall entitle the participant to receive the excess of the fair market value of the shares of Stock on the date the Tandem SAR is exercised over the option price under the related Option. The excess is hereafter called the "spread" for both Tandem SARs and Freestanding SARs. If the participant elects instead to exercise the related Option, the Tandem SAR shall be cancelled automatically.

          (b) A Tandem SAR shall be exercisable only to the extent and at the same time that the related Option is exercisable.

          (c) A Freestanding SAR shall be exercisable pursuant to the terms and conditions that are specified in the agreement in which the Freestanding SAR is granted.

          (d) Upon the exercise of a SAR, the Corporation shall pay to the participant an amount equivalent to the spread (less any applicable withholding taxes) in cash, or in Shares, or a combination of both, as the Board shall determine. Such determination may be made at the time of the granting of the SAR. No fractional shares of Stock shall be issued and the Board shall determine whether cash shall be given in lieu of such fractional share or whether such fractional share shall be eliminated.

          (e) A Tandem SAR shall terminate and may no longer be exercised upon the termination or expiration of the related Option.

          (f) Income attributable to the exercise of a SAR shall not be included in the calculation of pension or other benefits payable at any time by reason of the participant's employment by the Corporation.

          (g) No SAR shall be transferable by the participant except as provided in Section 6(c) of the Plan.

          (h) The agreement under which a SAR is granted shall set forth the extent to which the participant shall have the right to exercise the SAR following termination of the participant's employment. Such provisions shall be determined at the sole discretion of the Board and need not be uniform among all SARs issued pursuant to this Section 9, and may reflect distinctions based on the reasons for termination of employment.

          (i) The Committee may grant SARs pursuant to the achievement of Performance Goals, as described in Section 11 of this Plan, and it may impose restrictions upon the vesting and exercise of SARs based on the attainment of Performance Goals.

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10.  Performance Units and Performance Shares.

     Performance Units or Performance Shares may be granted to participants in such amounts or combinations and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Each Performance Unit shall be that fraction of a Performance Share that is determined by the Committee at the time of grant and shall have an initial value equal to that same fraction of the value of a Share on the date of grant. Each Performance Share shall have an initial value equal to the fair market value of a Share on the Date of Grant. The Committee shall set one or more Performance Goals as described in Section 11 of this Plan. The extent to which those Performance Goals are met will determine the number and value of Performance Units or Performance Shares that will be paid out to the participant.

          (a)  Amount of Performance Units or Performance Shares.  A participant
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may not receive grants totaling more than 500,000 Performance Shares during any calendar year.

          (b)  Earning of Performance Units or Performance Shares.  After the
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applicable Performance Period, as defined in Section 11, has ended, the holder of Performance Units or Performance Shares shall be entitled to receive payout on the number and value of Performance Units or Performance Shares earned by the participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

          (c)  Form and Timing of Payment of Performance Units or Performance
               --------------------------------------------------------------
Shares.  Payment of earned Performance Units or Performance Shares shall be made
------
as soon as practicable following the close of the applicable Performance Period in a manner designated by the Committee, in its sole discretion. The Committee, in its sole discretion, may pay earned Performance Units or Performance Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate fair market value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The participant's required tax withholding on newly awarded Performance Shares may be paid in cash or the participant may elect to have the Company withhold a sufficient number of the awarded Performance Shares to pay any required tax withholdings on behalf of the participant.

          (d)  Dividend and Voting Rights.  At the discretion of the Committee,
               ---------------------------
participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units or Performance Shares, but not yet distributed to participants. Participants may exercise voting rights with respect to such Shares. Participants will not have any voting rights with respect to Performance Units.

          (e)  Dividend Equivalents.  The Committee may grant dividend
               --------------------
equivalents in connection with Performance Units or Performance Shares granted under this Plan. Such dividend equivalents may be payable in cash or in Shares, upon such terms as the Committee, in its sole discretion, deems appropriate.

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          (f)  Termination of Employment due to Death, Disability or Retirement.
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Unless determined otherwise by the Committee and set forth in the participant's award agreement, in the event the employment of a participant is terminated by reason of death, Disability or Retirement during a Performance Period, the participant shall receive a payout of the Performance Units or Performance
Shares which is prorated, as specified by the Committee in its discretion. Payment of earned Performance Units or Performance Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the participant's award agreement. Notwithstanding the foregoing, with respect to participants who retire during a Performance Period, payments shall be made at the same time as payments are made to participants who did not terminate employment during the applicable Performance Period. For this purpose, "Disability" shall be defined in a manner consistent with the definition of that term in the Corporation's long-term disability plan under which the participant participates, or at the discretion of the Committee using standards comparable to those under the Corporation's long-term disability plans, if the participant does not participate in any such plan. In addition, for this purpose, "Retirement" shall be defined as the termination of employment with the Corporation after the participant has attained age 55 while being credited with at least ten Years of Service, or has attained age 60 while being credited with at least five Years of Service, or at least thirty Years of Service regardless of age. For purposes of this Plan, a participant shall be credited with one
Year of Service for each 12-month period following the participant's commencement of service with the Corporation that the participant has worked at least one hour for the Corporation.

          (g)  Termination of Employment for Other Reasons.  If a participant's
               -------------------------------------------
employment terminates for any reason other than those reasons set forth in
Section 10(f), all Performance Units or Performance Shares shall be forfeited by the participant to Carpenter Technology Corporation unless determined otherwise by the Committee, as set forth in the participant's award agreement.

          (h)  Nontransferability.  Except as otherwise provided in a
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participant's award agreement, Performance Units or Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a participant's award agreement, a participant's rights under the Plan shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

          (i)  Payment for Performance Units and Shares upon a Change in
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Control. Within 30 days following a Change in Control Event, as defined in
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Section 13(b) of the Plan, there shall be paid in cash to participants holding
Performance Units and Performance Shares a pro rata amount based upon the assumed achievement of all relevant Performance Goals at target levels, and upon the length of time within the Performance Period that has elapsed before the Change in Control Event; provided, however, that if the Committee determines
                         --------
that actual performance to the date of the Change in Control Event exceeds targeted levels, the prorated payouts shall be made using the actual performance data; and provided further, that there shall not be an accelerated payout with
          ----------------
respect to Performance Shares or Performance Units that qualify as "derivative securities" under Section 16 of the Exchange Act that were granted less than six months before the Change in Control Event.

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11.  Performance Goals.

          For all purposes under this Plan, "Performance Goals" means goals that must be met by the end of a period specified by the Committee based upon one or more of the following criteria: (i) price of the Stock, (ii) market share of the Corporation, (iii) sales by the Corporation, (iv) earnings per share of the Stock, (v) return on shareholder equity of the Corporation, or (vi) costs of the Corporation. The time period during which the Performance Goals must be met shall be called a "Performance Period." The Performance Goals shall be interpreted in a manner that complies with the exceptions for performance-based compensation set forth in Code [_] 162(m) and Treas. Reg. [_] 1.162-27, as in effect during any relevant period, and must be set (a) before 25% of the Performance Period has elapsed and (b) at a time when it is substantially uncertain that the Performance Goals will be met.


12.  Adjustment Provisions.

          If Carpenter Technology Corporation shall at any time change the number of issued shares of Stock without new consideration to Carpenter Technology Corporation (such as by stock dividends, stock splits, stock combinations, stock exchanges or recapitalization), the total number of Shares reserved for issuance under this Plan, limits on types of awards that may be issued, the number of Shares covered by, the option price for, and any other relevant terms of, each outstanding award shall be adjusted so that the aggregate consideration payable to Carpenter Technology Corporation and the value of each award under this Plan shall not be changed. In the event of a merger, reorganization, acquisition, consolidation, divestiture, sale or exchange of assets of Carpenter Technology Corporation, or similar event, the Board shall make such adjustments with respect to awards under this Plan or take such other action as it determines to be appropriate and such determination shall be conclusive.


13.  Change in Control.

          (a) Notwithstanding any provision in this Plan to the contrary, upon the occurrence of a Change in Control Event, (i) each Option then outstanding shall become immediately exercisable to the full extent of the Shares subject thereto, (ii) any remaining restrictions on shares of Restricted Stock shall immediately lapse, (iii) each SAR then outstanding shall be fully exercisable immediately following the occurrence of the Change in Control Event using the Change in Control Price [as defined in subsection (c)] to determine the spread, and (iv) any Performance Units or Performance Shares shall become fully vested and payment shall be made pursuant to the terms of Section 10(i). In addition, notwithstanding anything in this Plan to the contrary, if the employment of an optionee or holder of a SAR is terminated by the Corporation without "cause" [as defined in Section 15(a)], or, in the case of an employee who is covered by an employment arrangement or agreement that enables such employee to terminate for Good Reason (as defined in such arrangement or agreement), for Good Reason, in either case during the two-year period commencing on the date of the occurrence of a Change in Control Event, then such employee shall be able to exercise his or her Options and SARs until the earlier of (x) the second anniversary of such employment termination or (y) the expiration of their original term.

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          (b)  For purposes of this Plan, a "Change in Control Event" means:

               (1) The acquisition by any individual, entity or group [within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act] (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of Carpenter Technology Corporation (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of Carpenter Technology Corporation entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section 13(b), the following acquisitions shall not constitute a Change in Control Event: (i) any acquisition directly from Carpenter Technology Corporation, (ii) any acquisition by Carpenter Technology Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Carpenter Technology Corporation or any affiliated company or (iv) any acquisition by any corporation pursuant to a transaction that complies with Sections 13(b)(3)(A), 13(b)(3)(B) and 13(b)(3)(C);

               (2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Carpenter Technology Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

               (3) consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of Carpenter Technology Corporation or the acquisition of the assets or stock of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns Carpenter Technology Corporation or all or substantially all of Carpenter Technology Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Carpenter Technology Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

               (4) approval by the stockholders of Carpenter Technology Corporation of a complete liquidation or dissolution of Carpenter Technology Corporation.

          (c) For purposes of SARs granted under this Plan, "Change in Control Price" shall mean the higher of (i) the highest price paid per share of Stock in any transaction constituting a Change in Control Event, or (ii) the highest fair market value of the Stock at any time during the sixty-day period preceding the occurrence of the Change in Control Event.


14.  Amendment, Modification and Termination of the Plan.

          The Board at any time may terminate, and at any time and from time to time and in any respect, may amend or modify, the Plan; provided, however, that
                                                        --------
no such action by the Board, without approval of the stockholders, may: (i) increase the Shares available for award pursuant to the Plan or the maximum number of Shares for which Options may be granted under the Plan to any one individual, except as contemplated in Section 12, (ii) permit Options to be granted at less than fair market value, (iii) permit any person who is not both a "non-employee director" and an "outside director" from serving as a member of the Committee contemplated in Section 2, (iv) change the provisions of this
Section 14, or (v) effect other changes for which stockholder approval would be required under Rule 16b-3 of the Exchange Act or any successor rule promulgated by the SEC. No amendment or modification of the Plan shall be made that would adversely affect any award previously granted under the Plan without the prior written consent of such holder, except such an amendment necessary to comply with applicable law, stock exchange rules or accounting rules. The ability to award ISOs under the Plan shall automatically terminate ten years after the earlier of (a) the date the Plan is adopted, or (b) the date the Plan is approved by stockholders. Termination of the Plan pursuant to this Section 14 shall not affect awards outstanding under the Plan at the time of termination.


15.  General Provisions.

          (a) Notwithstanding anything in the Plan to the contrary, in the event a participant's employment with the Corporation is terminated for "cause," the Board may, in its sole discretion, cancel each unexercised or unvested award granted to such participant effective upon the termination. For purposes of this subsection, a termination for "cause" shall mean termination of a participant's employment with the Corporation which results from either (i) the participant's commitment of an Intolerable Offense (as defined in the Corporation's

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Personnel Practices and Policies as in effect on the date of termination) or
(ii) the operation of the Corporation's Corrective Performance System (as set forth in the Corporation's Personnel Practices and Policies as in effect on the date of termination).

          (b) Nothing contained in the Plan, or an award granted under the Plan, shall confer upon a participant any right with respect to continuance of employment with the Corporation, nor interfere in any way with the right of the Corporation to terminate such employment at any time.

          (c) For purposes of this Plan, transfer of employment between any members of the Corporation shall not be deemed termination of employment.

          (d) Participants shall be responsible to make appropriate provisions for all taxes in connection with any award, the exercise thereof and the transfer of Shares pursuant to this Plan. However, in the absence of an alternative provision the Corporation shall withhold the number of Shares whose aggregate fair market value on the date of such withholding equals the amount to be withheld in satisfaction of the Corporation's obligation under all applicable withholding taxes. A participant may acquire such Shares by paying to the Corporation an amount equal to the Corporation's withholding obligation. Agreements evidencing such awards shall contain appropriate provisions to effect withholding in this manner.

          (e) Without amending the Plan, awards may be granted to employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Board, be necessary or desirable to further the purpose of the Plan.

          (f) To the extent that Federal laws (such as the Exchange Act or the Code) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

          (g) The Committee shall have the authority to improve the terms of any granted Option, Restricted Stock agreement, SAR agreement or established Performance Goals, subject to the limitation that the price of an Option may not be reduced to less than fair market value.


16.  Effective Date of the Last Restated Plan Document.

     An amendment and restatement of the Plan became effective upon approval by the Board on June 27, 1996 and was ratified by the stockholders at the Annual Meeting held on October 21, 1996. The Plan was further amended and restated by the Board on August 17, 2000 to increase the number of shares available for awards by 1,800,000 shares. This amendment was approved by the stockholders at the Annual Meeting held on October 23, 2000.

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